Exhibit 23


INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of IDACORP, Inc. on Form S-8 of our reports dated February 1, 2001 on IDACORP, Inc. and Idaho Power Company, appearing in the Annual Report on Form 10-K of IDACORP, Inc. and Idaho Power Company for the year ended December 31, 2000.



/s/ Deloitte & Touche LLP




July 19, 2001
Boise, Idaho